                                                                    Exhibit 21

SUBSIDIARIES OF U.S. CAN CORPORATION


NAME OF COMPANY                             JURISDICTION OF INCORPORATION               TRADE NAME
---------------                             -----------------------------               ----------
United States Can Company (1)               State of Delaware, U.S.A.                   U.S. Can
USC May Verpackungen Holding Inc. (2)       State of Delaware, U.S.A.                   n/a
U.S.C. Europe N.V. (3)                      Netherland Antilles                         n/a
U.S.C. Europe Netherlands B.V. (4)          Netherlands                                 n/a
May Verpackungen GmbH & Co. KG (5)          Germany                                     n/a


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(1)   U.S. Can Corporation owns 100% of the shares of United States Can Company

(2) United States Can Company owns 100% of the shares of USC May Verpackungen Holding Inc.

(3)   United States Can Company owns 100% of the shares of U.S.C. Europe B.V.

(4) U.S.C. Europe N.V. owns 100% of the shares of U.S.C. Europe Netherlands B.V. U.S.C. Europe Netherlands B.V. has nine foreign subsidiaries engaged in metal can manufacturing in Europe, and also owns 36.5% of Formametal S.A., an Argentine metal can manufacturer.

(5) USC May Verpackungen Holding Inc. owns 100% of the shares of May Verpackungen GmbH & Co. KG. May Verpackungen GmbH & Co. KG has four foreign subsidiaries engaged in metal can manufacturing in Europe.

SUBSIDIARIES OF UNITED STATES CAN COMPANY


NAME OF COMPANY                       JURISDICTION OF INCORPORATION              TRADE NAME
---------------                       -----------------------------              ----------
USC May Verpackungen Holding Inc.     State of Delaware, U.S.A.                  n/a
U.S.C. Europe N.V.                    Netherland Antilles                        n/a
U.S.C. Europe Netherlands B.V. (a)    Netherlands                                n/a
May Verpackungen GmbH & Co. KG (b)    Germany                                    n/a


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(a) See footnote (4) above.

(b) See footnote (5) above.

SUBSIDIARIES OF USC MAY VERPACKUNGEN HOLDING INC.


NAME OF COMPANY                     JURISDICTION OF INCORPORATION               TRADE NAME
---------------                     -----------------------------               ----------
May Verpackungen GmbH & Co. KG (i)  Germany                                     n/a


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(i) See footnote (5) above.